Exhibit 99.1
RAE Systems Inc. (AMEX:RAE)
Q2 2008 Financial Release Conference Call
August 4, 2008, 1:30 pm PST
The Operator:
Ladies and Gentlemen, thank you for standing by. Welcome to the RAE Systems Inc. second quarter 2008 earnings conference call. (Caller Instructions – listen only mode, how to indicate for questions, reminder call is being recorded). I would now like to turn the call over to Bob Durstenfeld, Director of Investor Relations.
Mr. Bob Durstenfeld:
Thank you. Good afternoon, everyone, and thank you for joining us today. With me today are Robert Chen, our Chief Executive Officer and Randy Gausman our Chief Financial Officer. If you have not seen today’s earnings release, it can be retrieved from our website at raesystems.com, or from Market Wire, Yahoo Finance or similar websites. If you would like a replay of this conference call, it can be retrieved two hours after this call from our website or from links in the call announcement.
I would like to remind you that the matters that we will be discussing today include forward-looking statements, as that term is used in Section 21E of the Securities Exchange Act of 1934, and as such, are subject to risks and uncertainties. Forward-looking statements may include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at www.sec.gov or our website. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.
As a reminder, we will not be commenting on analyst models.
Today, Bob Chen will review our second quarter business highlights, Randy Gausman will review the financial results and then Bob will provide closing comments. This will be followed by a question and answers session.
I’ll now turn the call over the Bob Chen. Bob go ahead please?

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Mr. Bob Chen:
We finished the quarter with strong results:
•	Our preliminary revenue was $24.7 million dollars, up 23 percent over the second quarter of last year;

•	Our preliminary gross margin was 54 percent, up from 50 percent for the same quarter of 2007; and

•	Our preliminary net loss narrowed to one cent per share compared with a net loss of four cents per share in the second quarter of 2007.

•	Our improved preliminary financial results reflect the benefits of both our diversified market strategy and our continued focus on cost control.

•	This is supported by our ongoing research and development efforts that create strong differentiation points.

•	This year, we introduced 8 new products including the first solar powered, multi-sensor, gas monitoring system with Class One, Division 2 hazardous environmental safety certification.

•	We won the contract to supply radiation and toxic gas detection for the Beijing International Airport’s new terminal as part of their preparation for the Olympic Games.

•	The company’s AreaRAE and PlumeRAE won the “most innovative product” for disaster management response, from India’s civil defense directorate.
Our global focus is on our 4 key target markets, energy, industrial safety, environmental and government is driving the company’s success.
Now I would like to report on some of the key successes in those markets.
•	In China, we furthered the development of RAE-Fushun’s digital mine safety, communication and control system. Now, we are waiting for the China Mine Safety Administration to provide safety certifications for some of the more complex components in the system. RAE-Fushun is planning to deploy the first fully operational system in September. In the mean time, we have had interest from other customers while continuing the system development.

•	The Liao He Oil Field has placed a follow-on order for our wireless toxic gas monitors for oil drilling rigs and pump stations.

•	Our relationship with Petro China continues to expand as they have purchased additional fixed and portable monitoring systems.

•	In Texas, we sold the first AreaRAE Solar Units to the Total Petroleum Refinery to remotely monitor a Storage Tank Farm. Also, we delivered AreaRAE Solar Units for fence line monitoring to BASF Petrochemical.

•	In the UK we had key wins for Wireless AreaRAE Steel units for deployment on offshore oil platforms.

•	In China, the An Steel Company placed a large order for gas detection, worker safety and personal protective equipment.

•	The Hyundai shipbuilding operation ordered ToxiRAE II oxygen monitors for field worker safety and confined space entry monitoring.

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•	The Korean Occupational Safety and Health Authority purchased wireless MiniRAE and MultiRAE units for confined space inspection.

•	The State of Hawaii purchased wireless AreaRAE systems to monitor toxic gases over a 45 mile radius around the active volcano on the Big Island. The RAE Share platform delivered all the data to the command center located in Hilo, Hawaii for use by the National Guard Civil Support Team and the Hilo Fire Department.

•	We won an order from the Huntington Beach, California, Waste Water treatment facility for our new QRAE II 4-gas monitors

•	The Hyundai Motor group purchased ppbRAE units for new car Indoor Air Quality inspections

•	We delivered 38 radiation portals and AreaRAE wireless toxic gas monitors to the Beijing International Airport in time for the expected Olympic Games travelers. We expect to receive additional orders for gammaRAE II and doseRAE radiation monitors and AreaRAE toxic gas monitors from 6 other China airports.

•	The Department of Homeland Security and the Federal Emergency Management Agency’s Urban Search and Rescue teams purchased AreaRAE Steel Rapid Deployment Kits.

•	The Bull Head City, Arizona fire department purchased Life Shirt systems for its first responders. With air temperatures well over 100 degrees the Life Shirts will be used to protect and monitor the fire fighting teams in action.

•	And the New Zealand Fire services purchased additional wireless MiniRAE 3000 wireless VOC monitors.
With that, I would now like to turn the call over to Randy Gausman, our CFO for his financial comments. Randy, please go ahead.
Mr. Randy Gausman
Thank you, Bob.
As stated in our press release today, the Audit Committee of the Board of Directors of the company is conducting an independent investigation into certain accounting and reporting matters. Although the Company has not yet determined that any changes are required to our financial results, these results should be considered preliminary until the Company files its Quarterly Report on Form 10-Q. As a result, my financial comments will be limited to what was disclosed in the press release. For the second quarter of 2008, RAE Systems expects to report revenue of $24.7 million, compared with revenue of $20.1 million for the same quarter in 2007. For the second quarter of 2008, Americas contributed 38 percent of total revenue, Asia contributed 45 percent and Europe contributed 17 percent. Gross margin for the quarter was 54 percent, compared with 50 percent for the second quarter of 2007. The Company expects to report operating expenses for the quarter of $12.9 million as compared with operating expenses of $12.0 million in the second quarter of 2007. The increase in operating expenses included approximately $0.7 million relating to the internal investigation. The Company expects to report a net loss for the second quarter of 2008 of $0.7 million, or $0.01 per share, compared with a net loss of $2.5 million, or $0.04 per share, for the second quarter of 2007.
First Six Months 2008 Preliminary Financial Results

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For the first six months of 2008, RAE Systems expects to report revenue of $42.5 million, compared with revenue of $38.0 million for the same period in 2007. The Company expects to report a net loss for the first six months of 2008 of $3.0 million, or $0.05 per share, compared with a net loss of $4.8 million, or $0.08 per share, for the first six months of 2007.
Now, I will make a few comments about our forward looking guidance. We still expect our full year 2008 revenue to be in the range of $104 to $109 million, our gross margin to be in the mid 50% range, and we expect to be profitable for the full year.
Now, I will turn the call back over to Bob Chen for his business summary and closing remarks.

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Mr. Bob Chen
Thank you, Randy,
•	During the quarter, much of the revenue growth was due to our solid sales efforts in capturing the rapid growth in the energy sector. This validates our strategy to build quality and cost effective sensors that can be applied across many markets and regions.

•	We won a key contract to provide radiation monitoring portals for the new Beijing Airport International Terminal. This is an exciting win for a number of reasons.
o	First, it exemplifies once again how we have leveraged our existing technology investments in a new form factor to fill a new need.

o	Second, the majority of people attending the Olympics, including diplomats and government officials from around the world, will be walking through our radiation portals, prominently displaying the RAE Systems logo.

o	Third, we have already received inquiries from other international airports. Overall, we believe this will result in other similar opportunities. To see pictures of the portal system please visit our newly re-launched China website at www.RAESystems.CN.
In conclusion, we are excited about our progress and our opportunities. Now I would like to open the floor to questions.
Operator, please open the call to questions at this time.
Q&A Session

Operator
(OPERATOR INSTRUCTIONS.) Your first question will be from the line of Brian Ruttenbur of Morgan Keegan. Please proceed.

Brian Ruttenbur - Morgan Keegan — Analyst
Thank you very much. The first question I have is on — how long is it going to be before you can report full financials?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Brian, that’s a very good question. The investigation is being conducted presently as we are speaking. We do not at this time have an accurate assessment of when the investigation will be complete, but the Company and the Audit Committee is working as expeditiously as possible to conclude it as quickly as possible.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. So, we’re talking less than 90 days is the goal or something like that?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Yes. Brian, I appreciate your question, but I really can’t say any more than I just commented on.

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Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Very good. Can you give us some kind of broad parameter as to what the Audit Committee is looking at?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Well, the Audit Committee’s investigation is a result of an internal audit that was done on terms of our revenue recognition and expense recognition. And based on that audit, they’ve decided to look into that further.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Is that — in what territory was that? Asia? Was that Europe? Was that US?

Randy Gausman - RAE Systems, Inc. — VP and CFO
At this time it’s — we’re looking at all aspects of the Company.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Okay. And then, assuming that this audit gets behind you in the next reasonable amount of time, when do you expect profitability, and will this audit impact profitability?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Again, our guidance that we gave, or that we indicated in the script here and in the press release is, our guidance for the year, we do still expect to be profitable for the year.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Very good. Thank you very much.

Ken Liddy - Wachovia Securities — Analyst
Hi. You mentioned in your opening remarks some other international airports are interested in your portal. Could you talk a little bit more about that?

Bob Chen - RAE Systems, Inc. — President and CEO
Ken, I think a lot of international airports hosting public events in the next few years are very interested. So, some of the big airports are looking at our experience at the Beijing Airport.

Ken Liddy - Wachovia Securities — Analyst
Could you tell us approximately how much the unit is priced?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Well, Ken, it’s — the project in Beijing where it’s deployed is actually — it’s the portal that detects for radiation and it’s deployed throughout the many gates at the airport. So, it would depend upon the number of gates.
But the contracts can be, depending on how many gates are where the units are deployed, could be in the hundreds of thousands to seven figures. Again, depending upon the number of units that are deployed in an airport.

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Ken Liddy - Wachovia Securities — Analyst
So, can you talk about the size of the China order?

Randy Gausman - RAE Systems, Inc. — VP and CFO
We’ll have more to disclose on that when we — in the next conference call, but it was a very significant order. Again, we received the order in the second quarter but the revenue will not be recognized until this quarter, the third quarter.

Ken Liddy - Wachovia Securities — Analyst
Alright. Can you commend if you expect profitability for the third quarter?

Randy Gausman - RAE Systems, Inc. — VP and CFO
The only comment that we’ve given is that we expect to be profitable for the full year. I think historically, if you look — have followed our business, you’ll realize that our third and fourth quarters typically are our strongest quarters.

Ken Liddy - Wachovia Securities — Analyst
So, you’re looking roughly for $60 million or so, $62 million or so, in the last two quarters combined, at a minimum?

Randy Gausman - RAE Systems, Inc. — VP and CFO
In terms of revenue, that would be correct.

Ken Liddy - Wachovia Securities — Analyst
Great. And back to the audit. What periods are you looking at as far as going back five years, going back three years?

Randy Gausman - RAE Systems, Inc. — VP and CFO
At this time I really cannot say. The investigation is ongoing and, when the investigation is complete, we may have more to day about that.

Ken Liddy - Wachovia Securities — Analyst
And in — how long have they been looking — how long has this audit been going on?

Randy Gausman - RAE Systems, Inc. — VP and CFO
It’s been going on for several weeks now.

Ken Liddy - Wachovia Securities — Analyst
And preliminarily you disclosed in your statement today that, at this point, you do not expect anything in cash flows or for net income. Could you expand about—.

Randy Gausman - RAE Systems, Inc. — VP and CFO
—No. That’s all I can really say at this point until we complete the investigation.

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Ken Liddy - Wachovia Securities — Analyst
And could you talk about — a little bit about your opportunities in the oil and gas industries and what’s happening there?

Bob Chen - RAE Systems, Inc. — President and CEO
With the higher cost of oil, we do see a lot of opportunities, in China, in Europe, in Middle East and the United States in the oil exploration, oil refinery. We think we are the Company to provide equipment enabling to do all these oil sectors. So, I think the — in the foreseeable future, continue to be a very strong demand for our product.

Randy Gausman - RAE Systems, Inc. — VP and CFO
I think one of the interesting things to note, Ken, as Bob reported in his opening remarks, was the fact that we’ve been able to combine our sensors with solar power. And in the regions of the world where solar power is an important — and in terms of deployment, that is a — we believe that is a technology innovation that’s really going to help us deploy the AreaRAE in particular throughout the world.

Ken Liddy - Wachovia Securities — Analyst
You brought to market eight new products this year. It seemed like they came a bit earlier than other years. Was there a reason for that?

Bob Chen - RAE Systems, Inc. — President and CEO
I think this is the beginning of our revamp in innovation. We put a big effort over the last 12 months or 18 months, we put an effort into our engineering department. So, we have a product board continue to map out the introduction of new products.
So, the purpose for the innovation is try to improve our gross margins and give us more competitive products in the marketplace, and continue our innovation contribution to improve our profits. So, we start to see the results now. Can see the gross margin improvement in Q2.

Ken Liddy - Wachovia Securities — Analyst
Was the product mix of the new products the reason for the higher gross margin?

Randy Gausman - RAE Systems, Inc. — VP and CFO
That’s correct.

Ken Liddy - Wachovia Securities — Analyst
And do you expect — you said you’re expecting gross margins between 50% and 51%. Is that correct?

Randy Gausman - RAE Systems, Inc. — VP and CFO
No, in the range of the mid-50 percentile.

Ken Liddy - Wachovia Securities — Analyst
Oh, so like a 54% to 56%.

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Randy Gausman - RAE Systems, Inc. — VP and CFO
Well, we didn’t quantify it specifically, but in the mid-50s, exactly.

Ken Liddy - Wachovia Securities — Analyst
Okay. And do you expect that to continue in the third and fourth quarter — both quarters or for the full year?

Randy Gausman - RAE Systems, Inc. — VP and CFO
That would be our expectation.

Ken Liddy - Wachovia Securities — Analyst
Do you expect for the full year to be in the mid 50s?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Well, we had 54% this quarter. We — I think we have given guidance in the past that between 50% and 53% for the year. We’ve now given guidance of in the mid-50 percentile. So, I’ll let you draw your own conclusions on that.

Ken Liddy - Wachovia Securities — Analyst
Understood. And you had made a lot of G&A cuts earlier in the year.

Randy Gausman - RAE Systems, Inc. — VP and CFO
Right.

Ken Liddy - Wachovia Securities — Analyst
Are you looking at any other operating expense cuts at any point?

Randy Gausman - RAE Systems, Inc. — VP and CFO
We did have — in our first quarter we had our cost reduction program and a reduction in force program. And we are every — almost on a weekly basis we having staff meetings where we review our current spending plans and are keeping a very, very tight focus on cost control or cost containment.
We look for other ways to reduce our costs as well, not only from an operating expense purpose, but also from our cost of goods sold. And we’ve actually made some progress in that area. We’ve changed the sourcing on some of our materials, which has resulted in lower costs for us. We’ve identified other cost reduction programs in our manufacturing processes.
So, we’re looking across the board everywhere we can to reduce costs. We’re also — have tight controls on hiring currently and in the future. So, there is no sacred ground, as one might say.

Ken Liddy - Wachovia Securities — Analyst
Understood. Could you talk a little bit more about the China mining safety fund and if there’s ever been that — been some progress?

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Bob Chen - RAE Systems, Inc. — President and CEO
We see our RAE-Fushun business, the booking and the shipment continue very strong. They are growing according to plan. And also, their gross margin is improving as well.
So, we also see the safety fund is funneled through the channel. And we work all the mining regions in China and we have every indication to show the safety funds are being funneled into the marketplace. And we’re very confident about the growth of RAE-Fushun’s business to live up to the plan for this year and in the foreseeable future.

Ken Liddy - Wachovia Securities — Analyst
How much progress have you made on this digital mine? Like, what stage would you say if there’s four stages?

Bob Chen - RAE Systems, Inc. — President and CEO
We have installed some of the initial digital mine systems and we expect to deliver a full functional system sometime in September.

Ken Liddy - Wachovia Securities — Analyst
September?

Bob Chen - RAE Systems, Inc. — President and CEO
Yes.

Ken Liddy - Wachovia Securities — Analyst
And follow-on orders from that company?

Bob Chen - RAE Systems, Inc. — President and CEO
Well, I think we have other mines interested. And of course, that mine is a reference site for us.

Ken Liddy - Wachovia Securities — Analyst
Okay. Thanks for answering my questions.

Kevin Dede - Morgan Joseph — Analyst
Good afternoon, gentlemen. Randy, how did you come across the issues? Was it something that you discovered and your accounting discovered, or your auditors discovered?

Randy Gausman - RAE Systems, Inc. — VP and CFO
In the normal course, Kevin. You probably know we have an internal audit team and our internal audit team has an audit plan that’s presented every year to the Audit Committee. And this was part of one of the ongoing normal audit — internal audit process. And we discovered these things and, as we uncovered them, we turned it over to the Audit Committee and then they in turn decided to conduct a further independent investigation.

Kevin Dede - Morgan Joseph — Analyst

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Okay. But you’re confident that the significance of the issue isn’t enough to throw you off your guidance on second semester or profitability.

Randy Gausman - RAE Systems, Inc. — VP and CFO
At this time that is correct.

Kevin Dede - Morgan Joseph — Analyst
Okay. And the members of the independent committee, are they also members of your normal accountancy?

Randy Gausman - RAE Systems, Inc. — VP and CFO
No, no. It’s the Audit Committee of the Board of Directors.

Kevin Dede - Morgan Joseph — Analyst
Oh, I see. Okay.

Randy Gausman - RAE Systems, Inc. — VP and CFO
So, it’s — and they’re all independent directors.

Kevin Dede - Morgan Joseph — Analyst
Are there 404 complications?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Not at this time that we’ve determined.

Kevin Dede - Morgan Joseph — Analyst
Okay. Would you or Bob mind giving me a little more insight on the — I guess on the — I mean, I know a previous questioner asked this, but just the development of the coal fund and whether or not you’re seeing more of those funds come out?

Bob Chen - RAE Systems, Inc. — President and CEO
We’re very confident. We see the funds coming out – being funneled into the marketplace. And our confidence is pretty high for our Fushun operation and the management. We see the order as very strong. We are trying to do everything we can to make shipment and improving technologies. And so, we think that part of the business will continue to be a good contributor to our revenue and growth, the profit.

Kevin Dede - Morgan Joseph — Analyst
Can you give us some insight on the mix of product within Asia in terms of RAE KLH and Fushun legacy product?

Bob Chen - RAE Systems, Inc. — President and CEO
Our RAE KLH, because of these Beijing International Airport orders, we see more and more our technology product from RAE also to in the security space, in the energy sector, in the oil space.

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In KLH we — actually, the gross margin in KLH improved dramatically because our technology product really help in KLH product mixing. And also, some of our digital mines and technology continue to help Fushun improve their gross margin as well. So, you can see the combined gross margin between KLH and Fushun is also pulling up the gross margin for us. So, they are pretty comparable to the US market now.

Kevin Dede - Morgan Joseph — Analyst
Okay. We’re — now that we’re in the September quarter, I was hoping you might be able to give us some insight on how you see the — sort of the Homeland Security market shaping up, given that this is a big quarter for the government.

Randy Gausman - RAE Systems, Inc. — VP and CFO
Well, Kevin, Homeland Security will probably be a fairly big contributor for this quarter for the Company. We may have some more to say about that before the end of the quarter. So, I would expect that you might see a press release or two in the near future on the activity in the third quarter related to Homeland Security.

Kevin Dede - Morgan Joseph — Analyst
Well, that sounds encouraging. Congratulations in advance.

Randy Gausman - RAE Systems, Inc. — VP and CFO
Okay.

Kevin Dede - Morgan Joseph — Analyst
How about the oil market here in the US?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Yes. This is aa growth area that we gave a couple of examples in our opening remarks where we’re seeing more and more traction in what we call the energy sector, both here in the US and worldwide.
We think it’s an area that provides good future opportunity for the Company. We now have some products that are specifically tailored to that industry, or that market. And we hope to grow the contribution from the energy market even more in the future.

Kevin Dede - Morgan Joseph — Analyst
Well, very good. Okay. Well, we’ll keep our eyes peeled, obviously. Thank you so much for addressing my questions.

Randy Gausman - RAE Systems, Inc. — VP and CFO
Alright. Thank you.

Walt Liptak - Barrington Research Associates — Analyst
Hi. Thanks. My question is on the $700,000 operating expenses.

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Randy Gausman - RAE Systems, Inc. — VP and CFO
Sure.

Walt Liptak - Barrington Research Associates — Analyst
That’s the total amount that you expect to spend, or was that just the amount— That you expended through the quarter?.

Randy Gausman - RAE Systems, Inc. — VP and CFO
Walt, that was the amount spent in the second quarter. Since the investigation is not complete yet, there will be some additional expenses, but I can’t quantify them at this time given that the investigation is still ongoing.

Walt Liptak - Barrington Research Associates — Analyst
Okay. Can you tell us — are you halfway through it, a quarter of the way through it?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Yes. I wish I could give you a little bit more specifics on that but, again, as I commented earlier, it has been ongoing for a few weeks now and we expect it to continue still. But I don’t — at this time it’s premature to say when it would be completed.

Walt Liptak - Barrington Research Associates — Analyst
Okay. Right. Are the expenses for, like, a forensic accounting—?

Randy Gausman - RAE Systems, Inc. — VP and CFO
—They’re both for legal and accounting expenses.

Walt Liptak - Barrington Research Associates — Analyst
Okay. Okay. Thank you.

Ken Liddy - Wachovia Securities — Analyst
Hi. There’s been a lot of talk that every spending cycle this year is going to be a little bit stronger. Are you seeing any of that so far?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Well, Ken, we’re — relative to the past, it isn’t quite as strong as it has been in the past. That’s why we’ve made a significant — as early as last year we made a significant shift in our strategy to more aggressively pursue the energy sector.
Although we continue to expect the government spending to be — account for an important part of our revenue stream, our focus more and more is in other markets, particularly energy and the environmental markets.
But again, as I indicated just a few moments ago, there may be a press release later this quarter that will give more information on the government sector.

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Ken Liddy - Wachovia Securities — Analyst
And you announced that you have an order in New Zealand. Is that a new country for you to be in?

Randy Gausman - RAE Systems, Inc. — VP and CFO
No. We’ve sold other products there before. New Zealand and Australia, they’re part of our targeted markets and we’ve sold products into both of those countries in the past.

Ken Liddy - Wachovia Securities — Analyst
And what percentage were revenues in China versus — or I’m sorry, Asia versus the rest of the—?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Give me one second here. I want to make sure I quote myself correct. Asia contributed 45% and Europe contributed 17%. So Asia, which includes China, had the largest percentage contribution of — compared with the other regions that we serve.

Ken Liddy - Wachovia Securities — Analyst
And for the full year, what type of percentage would you say Asia—?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Well, we’ve seen Asia grow. Obviously, China’s growing, plus Southeast Asia and Asia-Pacific. So, we would expect somewhere in that range for the rest of the year, give or take a percentage point or two.

Ken Liddy - Wachovia Securities — Analyst
Getting back to the audit real quick, was it your team that initially discovered everything?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Yes. Our internal audit team.

Ken Liddy - Wachovia Securities — Analyst
And can you talk — if this is something that has any criminal ramifications or anything like that?

Randy Gausman - RAE Systems, Inc. — VP and CFO
No, that would be pure speculation. This is just an investigation that is — we uncovered certain accounting issues that we reported to the Audit Committee and they’ve elected to, again, launch the independent investigation.

Ken Liddy - Wachovia Securities — Analyst
Okay. Thanks. Oh, and one last thing. You — do you expect to have a follow-up conference call later this quarter?

Randy Gausman - RAE Systems, Inc. — VP and CFO
We haven’t planned one, but it may be — it’s under consideration for when we ultimately file our 10-Q.

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Ken Liddy - Wachovia Securities — Analyst
And will you be filing an extension for your 10-Q at this point?

Randy Gausman - RAE Systems, Inc. — VP and CFO
It’s too early to tell.

Ken Liddy - Wachovia Securities — Analyst
Okay. Thanks for your help.

Randy Gausman - RAE Systems, Inc. — VP and CFO
Okay.

Scott Sutherland - Merrill Lynch — Analyst
Hi. Forgive me, I jumped on a little bit late. And just a couple of quick questions. In terms of the audit, does this have anything to do with the China audit from a few years back, or is it a completely different issue?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Scott, I’m not sure what audit you’re referring to.

Scott Sutherland - Merrill Lynch — Analyst
All the accounting issues in bringing the Chinese operations, I guess, into the US accord.

Randy Gausman - RAE Systems, Inc. — VP and CFO
No, no. This is — I don’t believe is — I wasn’t here at that time, so — but I don’t believe this is related.

Scott Sutherland - Merrill Lynch — Analyst
And did you say whether it is part of the Asian accounting or is it US, or did you not say?

Randy Gausman - RAE Systems, Inc. — VP and CFO
I did not say.

Scott Sullivan - Smith Barney — Analyst
Okay. Can you talk a little bit more about the coal trust? I understand that the first focus of the government was to shut down a lot of the smaller mines, and I understand that’s been going on. Do you have any sense or color in terms of the total addressable market in terms of safety equipment going forward?

Randy Gausman - RAE Systems, Inc. — VP and CFO
So, I don’t know if you’ve seen one of our investor presentations, but we — in the coal mine safety market, we define the addressable market to be about $300 million for safety equipment. So, there is a significant opportunity for the Company there, particularly as we introduce new products.

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And again, we’re very excited that we have this new product, a digital mine product, which will be — we’re going to deliver as a fully operational system for the first time in September. So, we think there’s a big strong market there for the Company to participate in.

Scott Sullivan - Smith Barney — Analyst
Okay. And forgive me if you’ve gone over this, but did you disclose a market share of that addressable market yet?

Randy Gausman - RAE Systems, Inc. — VP and CFO
No, we have not. But the market is a very competitive market in China and there are a number of participants in it. And although we are not the market leader, we believe we’re probably within the top three to four companies in terms of market share.

Scott Sullivan - Smith Barney — Analyst
So, would you be, let’s say, above or below 30% market share?

Randy Gausman - RAE Systems, Inc. — VP and CFO
No one — I think the number one company might have as much as 10% to 15%. So it is, it’s a very fragmented market.

Scott Sullivan - Smith Barney — Analyst
Okay. And can you talk a little bit about cash?

Randy Gausman - RAE Systems, Inc. — VP and CFO
Not at this time. We’ll have more to say about that when we file our 10-Q.

Scott Sullivan - Smith Barney — Analyst
Okay. How about headcount?

Randy Gausman - RAE Systems, Inc. — VP and CFO
We do’t really report headcount, except on an annual basis. But in context of our reduction in force that we had earlier this year and our focus on controlling headcount, I can tell you that our headcount at the end of the quarter was lower than it was at the beginning of the year.

Scott Sullivan - Smith Barney — Analyst
Okay. Okay. Thank you very much.

Randy Gausman - RAE Systems, Inc. — VP and CFO
You’re welcome.

Operator
And that concludes the Q&A session. I’ll turn the call back over to Robert Chen for closing remarks.

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Bob Chen - RAE Systems, Inc. — President and CEO
We had a strong second quarter. We are a growing company. We have great products, great prospects, and our expectations are for a strong future.
Furthermore, we are confident that our new product introductions and expanding market opportunities worldwide will enable us to achieve our financial objectives for 2008.
I would like to thank you for your continued support of RAE Systems and look forward to speaking with you on our third quarter conference call.

Operator
Thank you for your participation in today’s conference. This does conclude our presentation and you may now disconnect. Have a great day.

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